UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2012

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On July 17, 2012, International Isotopes Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) in Idaho Falls, Idaho.  At the Annual Meeting, there were 279,602,574 shares represented to vote either in person or by proxy, or 77.63% of the outstanding shares of the Company, which represented a quorum.  The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.

Steve T. Laflin, Christopher Grosso and Ralph M. Richart were elected as directors of the Company, each to serve a one year term or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Steve T. Laflin	180,914,825	1,071,716	97,616,033
Christopher Grosso	181,052,527	934,014	97,616,033
Ralph M. Richart	181,052,037	934,504	97,616,033

2.

Hansen, Barnett & Maxwell, P.C. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes

278,949,904	487,937	164,733	0

3.

An amendment to the Company’s Restated Certificate of Formation to effect a reverse stock split of its outstanding common stock was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes

235,022,298	44,410,151	170,125	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes Inc.

Date: July 19, 2012	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer